SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): December 31, 1997



                              EAGLE FINANCIAL CORP.
================================================================================
             (Exact name of registrant as specified in its charter)




         DELAWARE                     0-15311                  06-1194047
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
of Incorporation)                                         Identification Number)


222 MAIN STREET, P.O. BOX 1157, BRISTOL, CONNECTICUT             06010
-------------------------------------------------------   ----------------------
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (860) 314-6400

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         Eagle Financial Corp. ("Eagle"), the holding company for Eagle Bank, will be delaying its annual shareholders meeting for fiscal 1997 that would normally be held in January 1998 pending the completion of a special shareholders meeting required to vote on the acquisition of Eagle by Webster Financial Corp. ("Webster").

         On October 27, 1997, Eagle announced that it had signed a definitive agreement to be acquired by Webster on a stock for stock basis in a tax-free exchange fixed at 0.84 shares of Webster common stock for each share of Eagle common stock. The definitive agreement, which has been approved by both companies' boards of directors, is subject to approval by Eagle's and Webster's stockholders and the appropriate regulatory agencies. Eagle and Webster will both hold special meetings of stockholders sometime during the quarter ended March 31, 1998 at which time their respective stockholders will be asked to consider and vote upon the proposed merger. In the event that the merger is consummated, it would not be necessary for Eagle to hold its regular annual meeting.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:            December 31, 1997



                                     EAGLE FINANCIAL CORP.



                                     By: /s/ Mark J. Blum
                                         ---------------------------------------
                                         Mark J. Blum
                                         Vice President, Chief Financial Officer
                                         and Secretary